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                                                                    EXHIBIT 10.1


                             1996 STOCK OPTION PLAN
                                       OF
                    CENTRAL FINANCIAL ACCEPTANCE CORPORATION

         1. Purpose. The purpose of this Stock Option Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by key employees and directors of, and consultants to, the Corporation, its Parent and its Subsidiaries upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations and by providing such key employees, directors and consultants with incentives to put forth maximum efforts for the success of the Corporation's business. It is anticipated that the acquisition of such proprietary interest in the Corporation and such incentives will stimulate the efforts of such key employees, directors and consultants on behalf of the Corporation, its Parent and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that such incentives and the opportunity to acquire such a proprietary
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interest will enable the Corporation, its Parent and its Subsidiaries to attract desirable personnel.

         2. Definitions. When used in this Plan, unless the context otherwise requires:

                  (a) "Board of Directors" or "Board" shall mean the Board of Directors of the Corporation, as constituted at any time.

                  (b) "Chairman of the Board" shall mean the person who at the time shall be Chairman of the Board of Directors.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" shall mean the Committee hereinafter described in Section 3.

                  (e) "Consummation Date" shall mean the date of the consummation of the Corporation's initial public offering.

                  (f)  "Corporation" shall mean Central Financial
         Acceptance Corporation, a Delaware corporation.


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                  (g)  "Eligible Persons" shall mean those persons described in
         Section 4 who are potential recipients of Options.

                  (h) "Fair Market Value" on a specified date shall mean the average of the high and low sales prices at which a Share is traded on the stock exchange, if any, on which Shares are primarily traded or, if the Shares are not then traded on a stock exchange, the average of the high and low sales prices of a Share as reported on the Nasdaq Stock Market's National Market or, if the Shares are not then traded on the Nasdaq Stock Market's National Market, the average of the high and low sales prices at which a Share is traded on the over-the-counter market, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above are applicable, the value of a Share as established by the Committee for such date using any reasonable method of valuation.

                  (i) "Initial Public Offering Price" shall mean the price per Share at which Shares are offered to the public in the Corporation's initial public offering as set forth on the cover page of the prospectus relating thereto.

                  (j) "Options" shall mean the Stock Options granted pursuant to this Plan.


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                  (k)  "Parent" shall mean a corporation (other than the
         Corporation) owning 50% or more of stock having general voting power of the Corporation.

                  (l) "Plan" shall mean this 1996 Stock Option Plan of Central Financial Acceptance Corporation, as adopted by the Board of Directors on June 24, 1996, and approved by stockholders on June 24, 1996, as such Plan from time to time may be amended.

                  (m) "President" shall mean the person who at the time shall be the President of the Corporation.

                  (n) "Share" shall mean a share of common stock of the Corporation.

                  (o) "Subsidiary" shall mean any corporation 50% or more of whose stock having general voting power is owned by the Corporation, or by another Subsidiary, as herein defined, of the Corporation.

         3. Committee. The Plan shall be administered by the Board of Directors or a Committee appointed by the Board of Directors; provided, however, that from and after the effective date of the


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registration of the Corporation's Shares pursuant to the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), the Plan shall be administered by a Committee which shall consist of two or more directors of the Corporation, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3(c)(2) under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. During such time as the Plan is administered by the Board of Directors, all references herein to the Committee shall be deemed to refer to the Board of Directors.

         4. Participants. All key employees of, and consultants to, the Corporation, the Parent or a Subsidiary, as determined by the Committee, shall be eligible to receive Options under the Plan. The parties to whom Options are granted under this Plan, and the number of Shares subject to each such Option, shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of this Plan. Employees to whom Options may be granted include key employees who are also directors of the Corporation, the Parent or a Subsidiary. Each director of the Corporation who is not also an employee of the Corporation, and/or its Parent and/or its Subsidiaries (hereinafter referred to as a "Non-Employee Director") shall be eligible to receive Options in accordance with the provisions of Section 14 hereof.


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         5. Shares. Subject to the provisions of Section 15 hereof, the
Committee may grant Options with respect to an aggregate of up to 700,000 Shares, all of which Shares may be either Shares held in treasury or authorized but unissued Shares. The maximum number of Shares which may be the subject of Options granted to any individual during the duration of the Plan shall not exceed 350,000 Shares. If the Shares that would be issued or transferred pursuant to any Option are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares subject to such Option will no longer be charged against the limitation provided for herein and may again be made subject to Options; provided, that the counting of Shares subject to Options granted under the Plan against the number of Shares available for further Options shall in all cases conform to the requirements of Rule 16b-3 under the Exchange Act; and provided, further, that with respect to any Option granted to any Eligible Person who is a "covered employee" as defined in Section 162(m) of the Code and the regulations promulgated thereunder that is canceled or repriced, the number of Shares subject to such Option shall continue to count against the maximum number of Shares which may be the subject of Options granted to such Eligible Person and such maximum number of Shares shall be determined in accordance with Section 162(m) of the Code and the regulations promulgated.

         6. Grant of Options. The number of any Options to be granted to any Eligible Person shall be determined by the Committee


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in its sole discretion. At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (a) is to be considered as an incentive stock option within the meaning of Section 422 of the Code, or (b) is not to be treated as an incentive stock option for purposes of this Plan and the Code. No Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any individual who, at the time of such grant, is not an employee of the Corporation, the Parent, or a Subsidiary.

         Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as (or deemed to be) incentive stock options granted to an employee (and any incentive stock options granted to such employee under any other incentive stock option plan maintained by the Corporation, the Parent or any Subsidiary that meets the requirements of Section 422 of the Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. Options with respect to which no designation is made by the Committee shall be deemed to be incentive stock options to the extent that the $100,000 limitation described in the preceding sentence is met. This paragraph shall be applied by taking Options into account in the order in which they are granted.


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         Nothing herein contained shall be construed to prohibit the issuance of
Options at different times to the same person.

         The form of an Option shall be determined from time to time by the Committee. A certificate of Option signed by the Chairman of the Board or the President or a Vice President of the Corporation, attested by the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary of the Corporation and bearing the seal of the Corporation affixed thereto, shall be issued to each person to whom an Option is granted. The certificate of Option for an Option shall be legended to indicate whether or not the Option is an incentive stock option.

         7. Purchase Price. The purchase price per Share for the Shares purchased pursuant to the exercise of an Option shall be fixed by the Committee at the time of grant of the Option; provided, however, that the purchase price per Share for the Shares to be purchased pursuant to the exercise of an incentive stock option shall not in any event be less than 100% of the Fair Market Value of a Share on the date of grant of the Option.

         8. Duration of Options. The duration of each Option shall be determined by the Committee at the time of grant; provided, however, that the duration of any Option shall not be more than ten years from the date upon which the Option is granted.


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         9. Ten Percent Stockholders. Notwithstanding any other provision of this Plan to the contrary, no Option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns Shares possessing more than 10 percent of the total combined voting power or value of all classes of stock of the Corporation, unless the exercise price under such Option is at least 110% of the Fair Market Value of a Share on the date such Option is granted and the duration of such Option is no more than five years.

         10. Exercise of Options. Except as otherwise provided herein, Options, after the grant thereof, shall be exercisable by the holder at such rate, times and subject to such conditions as may be fixed by the Committee at the time of grant. Notwithstanding the foregoing, all or any part of any remaining unexercised Options granted to any person may be exercised in the following circumstances (but in no event during the six-month period commencing on the date granted): (a) subject to the provisions of Section 13 hereof, immediately upon (but prior to the expiration of the term of the Option) the holder's retirement from the Corporation, the Parent and all Subsidiaries on or after his 65th birthday, (b) subject to the provisions of Section 13 hereof, upon the disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or death of the holder, (c) upon a Change of Control (as hereinafter defined) while


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the holder is in the employ or service of the Corporation, the Parent or
Subsidiary or (d) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration; provided, however, that the estate of the deceased holder of an Option may exercise it prior to the expiration of the six-month period described above.

         For purposes of the Plan, a "Change of Control" shall be deemed to occur if (x) both (i) any "person" or group of "persons" (as the term "person" is used in Sections 13(d) and 14(d) of the Exchange Act) ("Person"), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) direct or indirect beneficial ownership of securities of the Corporation representing 40% or more of the combined voting power of the then outstanding securities of the Corporation and (ii) on the date of the most recent acquisition by any Person referred to in the preceding clause
(i), the direct and indirect beneficial ownership by Banner Holdings, Inc. of the securities of the Corporation represents in the aggregate less than 40% of the combined voting power of the then outstanding securities of the Corporation or (y) a Person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person) assets from the Corporation that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of the Corporation immediately prior to such acquisition;


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provided, however, that if any transaction or event or series of transactions or events resulting in a Change in Control is approved by a majority of the members of the Board of Directors holding office prior to the transaction or event or series of transactions or events, then the transaction or event or series of transactions or events shall not be deemed to be a Change in Control. Notwithstanding the foregoing, for purposes of subsection (x), a Change in Control will not be deemed to have occurred if the power to control (directly or indirectly) the management and policies of the Corporation is not transferred from a Person to another Person; and, for purposes of subsection (y), a Change in Control will not be deemed to occur if the assets of the Corporation are transferred: (i) to a shareholder in exchange for his stock, (ii) to an entity in which the Corporation has (directly or indirectly) 50% Ownership, or (iii) to a Person that has (directly or directly) at least 50% Ownership of the Corporation with respect to its stock outstanding, or to any entity in which such Person possesses (directly or indirectly) 50% Ownership.

         An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect ("Exercise Notice"), together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Chairman of the Board or an officer of the Corporation appointed by the Chairman of the Board for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: in cash


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or by check payable to the order of the Corporation; by delivery to the
Corporation of Shares which shall be valued at their Fair Market Value on the date of exercise of the Option (provided, that a holder may not use any Shares acquired pursuant to this Plan or any other plan maintained by the Company or a Subsidiary unless the holder has beneficially owned such Shares for at least six months); by a combination of the methods of payment previously described; or by such other method of payment as the Committee in its discretion may permit.

         Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled thereto a new Option certificate in replacement of the certificate surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or the original Option certificate shall be endorsed to give effect to the partial exercise thereof.

         Notwithstanding any other provision of the Plan or of any Option, no Option granted pursuant to the Plan may be exercised at


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any time when the Option or the granting or exercise thereof violates any law or governmental order or regulation.

         11. Consideration for Options. The Corporation shall obtain such consideration for the grant of an Option as the Committee in its discretion may determine.

         12. Non-transferability of Options. Options and all other rights thereunder shall be non-transferable or non-assignable by the holder thereof except to the extent that the estate of a deceased holder of an Option may be permitted to exercise them. Options may be exercised or surrendered during the holder's lifetime only by the holder thereof.

         13. Termination of Employment or Service. All or any part of any Option, to the extent unexercised, shall terminate immediately, upon the cessation or termination for any reason of the holder's employment by, or service with, the Corporation, the Parent or any Subsidiary, except that the holder shall have until the end of the thirtieth day following the cessation of his employment or service with the Corporation, the Parent or its Subsidiaries, and no longer, to exercise any unexercised Option that he could have exercised on the day on which such employment or service terminated; provided, that such exercise must be accomplished prior to the expiration of the term of such Option. Notwithstanding the foregoing, if the cessation of


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employment or service is due to retirement on or after attaining the age of sixty-five (65) years, or to disability (to an extent and in a manner as shall be determined in each case by the Committee in its sole discretion) or to death, the holder or the representative of the estate of a deceased holder shall have the privilege of exercising the Options which are unexercised at the time of such retirement, or of such disability or death; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option and (a) within three months of the holder's retirement or (b) within one year of the holder's disability or death, as the case may be. If the employment or service of any holder of an Option with the Corporation, the Parent or a Subsidiary shall be terminated because of the holder's violation of the duties of such employment or service with the Corporation, the Parent or a Subsidiary as he may from time to time have, the existence of which violation shall be determined by the Committee in its sole discretion (which determination by the Committee shall be conclusive) all unexercised Options of such holder shall terminate immediately upon such termination of the holder's employment or service with the Corporation,the Parent and all Subsidiaries, and a holder of Options whose employment or service with the Corporation, the Parent and any Subsidiaries is so terminated, shall have no right after such termination to exercise any unexercised Option he might have exercised prior to the termination of his employment or service with the Corporation, the Parent and Subsidiaries.


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         14. Grants of Options to Non-Employee Directors. Each Non-Employee
Director who is serving on the Board of Directors as of the Consummation Date shall be granted an Option on the Consummation Date. Commencing on January 1, 1997, each Non- Employee Director who is serving on the Board of Directors as of the first business day of the Corporation's fiscal year shall be granted an Option under the Plan on the first business day of such fiscal year. Each Option granted pursuant to this Section 14 shall entitle the Non-Employee Director to purchase 7,000 Shares at a purchase price per share equal to the Fair Market Value of a Share on the date of grant; provided, however, that with respect to any Options granted to any Non-Employee Director as of the Consummation Date, the exercise price under the Option granted to such Non-Employee Director on the Consummation Date shall be the Initial Public Offering Price. Each Option granted pursuant to this Section 14 shall have a duration of ten years from the date of grant and shall become exercisable cumulatively as to 20% of the Shares on the date of grant and on each of the first, second, third and fourth anniversaries of the date of grant; provided, however, that no such Option may be exercised during the six-month period commencing on the date of grant. Notwithstanding the preceding, all or any part of any remaining unexercised Options granted pursuant to this Section 14 may be exercised (but in no event during the six-month period commencing on the date of grant) in the event of the holder's cessation


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of service as a member of the Board on or after his 65th birthday, the holder's permanent disability (within the meaning of Section 22(e)(3) of the Code), or the holder's death, during the period beginning on the date of such event and ending three months after the holder's cessation at or after age 65, or one year after the holder's disability or death, as the case may be, but in no event after the expiration of the term of the Option. All or any part of any remaining unexercised Options granted pursuant to this Section 14 also may be exercised (but in no event during the six-month period commencing on the date of grant) upon the occurrence of a Change of Control while the holder is serving as a member of the Board. Any Option granted pursuant to this Section 14, to the extent unexercised, shall terminate immediately upon the holder's ceasing to serve as a member of the Board (for reasons other than deciding to no longer serve as such at or after age 65, permanent disability (within the meaning of Section 22(e)(3) of the Code) or death), except that the holder shall have until the end of the thirtieth day following the cessation of such service to exercise any unexercised Option that he could have exercised on the day on which such service terminated; provided that such exercise must be accomplished prior to the expiration of the term of such Option. Notwithstanding the preceding, if the service of any holder of an Option granted pursuant to this Section 14 shall be terminated because of the holder's (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the


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Corporation, the Parent or any Subsidiary, then all such unexercised Options of the holder shall terminate immediately upon such termination of the holder's service.

         Upon the exercise of any Option granted pursuant to this Section 14, payment of the full purchase price shall be made in cash, by check payable to the order of the Corporation, or by delivery to the Corporation of Shares which shall be valued at their Fair Market Value on the date of exercise of the Option; provided, however, that the holder may not use any Shares acquired pursuant to an Option granted under this Plan or any other stock option plan maintained by the Corporation or any subsidiary, unless the holder has beneficially owned such Shares for at least six months; or by a combination of the methods of payment previously described.

         No Option may be granted to a Non-Employee Director other than in accordance with this Section 14. Notwithstanding any other provision of the Plan to the contrary, the provisions of this Section 14 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder.

         15. Adjustment Provision. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon


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the Shares or if the Shares shall be split up, converted, exchanged, reclassified, or in any way substituted for, then the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or cash or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder.

         Any fractional shares or securities issuable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be adjusted in a similar manner.

         Notwithstanding any other provision of the Plan, in the event of a recapitalization, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or outstanding shares, the Committee may make such equitable adjustments to the number of Shares and the class of shares


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available hereunder or to any outstanding Options as it shall deem appropriate to prevent dilution or enlargement of rights.

         16. Issuance of Shares and Compliance with Securities Act. The Corporation may postpone the issuance and delivery of Shares pursuant to the grant or exercise of any Option until (a) the admission of such Shares to listing on any stock exchange on which Shares of the Corporation of the same class are then listed, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any holder of an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended (the "Securities Act"), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the grant or exercise of any Option, or may issue stop transfer orders in respect thereof.

         17. Income Tax Withholding. If the Corporation, the Parent or a Subsidiary shall be required to withhold any amounts by reason


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of any Federal, State or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of any Option, the Corporation, the Parent or the Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder of such Option. In any event, the holder shall make available to the Corporation, the Parent or Subsidiary, promptly when requested by the Corporation, the Parent or such Subsidiary, sufficient funds to meet the requirements of such withholding; and the Corporation, the Parent or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation, the Parent or Subsidiary out of any funds or property due or to become due to the holder of such Option.

         18. Administration and Amendment of the Plan. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Option not theretofore granted, and the Board of Directors or the Committee, with the consent of the affected holder of an Option, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of Shares issuable under the Plan or to any individual or change the


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class of Eligible Persons shall be subject to the approval of the stockholders of the Corporation within one year of such amendment.

         Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem desirable to effectuate their purpose.

         The Plan is intended to comply with Rule l6b-3 under the Exchange Act. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

         19. No Right of Employment or Service. Nothing contained herein or in an Option shall be construed to confer on any employee, consultant or director any right to be continued in the employ or service of the Corporation, the Parent or any Subsidiary or derogate from any right of the Corporation, the Parent and any Subsidiary to retire, request the resignation of or discharge or otherwise cease its service arrangement with any employee, consultant or director (without or with pay), at any time, with or without cause.


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         20.  Final Issuance Date.  No Option shall be granted under the Plan after June 24, 2006.







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